                                 EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 1995, which appears on page F-2 of the Annual Report on Form 10-K of Paxson Communications Corp. for the year ended December 31, 1994.





PRICE WATERHOUSE LLP



Tampa, Florida
June 30, 1995